10K
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
The Bureau of National Affairs, Inc.
Arlington, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333−87450 and 333−140957) of The Bureau of National Affairs, Inc. of our report dated March 25, 2009, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10K.

/s/BDO Seidman, LLP
BDO Seidman, LLP

Bethesda, Maryland
March 25, 2009

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